UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 7, 2024

Date of Report (Date of earliest event reported)

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 Corporate Parkway

Center Valley, Pennsylvania 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2024, the Board of Directors (the “Board”) of Shift4 Payments, Inc. (the “Company”) designated James J. Whalen, the Company’s Chief Accounting Officer (the “CAO”), as the Company’s principal accounting officer, effective as of June 7, 2024.

Mr. Whalen, 43, has served as the Company’s CAO since August 2023. Mr. Whalen previously served as the Vice President of Finance and Chief Accounting Officer of Commvault Systems, Inc. (“Commvault”) from March 2019 to August 2023. From February 2016 to March 2019, Mr. Whalen served as the Corporate Controller of Commvault. Mr. Whalen began his career with Deloitte & Touche LLP in its audit practice. Mr. Whalen obtained his bachelor’s degree in accounting from Rutgers University and his master’s degree in professional accounting from Seton Hall University.

Mr. Whalen will be eligible to continue participating in the Company’s broad-based employee benefits programs, and Mr. Whalen will also enter into the Company’s standard indemnification agreement for directors and officers.

There is no family relationship between either of Mr. Whalen and any of the Company’s other directors or executive officers. Mr. Whalen has no material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2024, the Company held its Annual Meeting of Stockholders (the “Meeting”). A total of 76,129,730 shares of the Company’s Class A, Class B, and Class C common stock (collectively, “Common Stock”) were present in person or represented by proxy at the Meeting, representing approximately 88.16% of the Company’s outstanding Common Stock as of the April 17, 2024 record date.

The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2024. The results were as follows:

Item 1 - Election of two Class I director nominees to the Board for a term of office expiring on the date of the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Karen Roter Davis	278,228,233	19,712,481	6,383,800
Jared Isaacman	275,006,523	22,934,191	6,383,800

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
302,590,102	1,714,933	19,479	0

Item 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
290,943,779	6,847,349	149,586	6,383,800

Based on the foregoing votes, each of Karen Roter Davis and Jared Isaacman were elected as a Class I director, Item 2 was approved and Item 3 was approved. No other items were presented for shareholder approval at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2024	SHIFT4 PAYMENTS, INC.

	By:	/s/ Jordan Frankel
Jordan Frankel
Secretary, General Counsel and Executive Vice President, Legal, Risk and Compliance